For Period ended 06/30/2017                          Series 47, 54
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide
"adequate space for responding to Items 72DD, 73A, 74U and 74V for the" "Adviser Share Class, the answers for the Adviser Share Class are as" follows:

USAA Flexible Income - Adviser Shares

72DD
Dollar Distributions
$112

73A
Per Share Distributions
0.2173

74U
Shares Outstanding
514

74V
NAV
$9.29



USAA Ultra Short-Term Bond - R6 Shares


72DD
Dollar Distributions
$28

73A
Per Share Distributions
0.0560

74U
Shares Outstanding
509

74V
$9.99